Exhibit 10.1

Amendment to Supplemental Confirmation

THIS AMENDMENT (this “Amendment”) is made as of November 22, 2021, between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Ashland Global Holdings Inc., a Delaware corporation (“Counterparty”).

WHEREAS, JPMorgan and Counterparty entered into a Master Confirmation dated as of September 2, 2021 (the “Master Confirmation”), as supplemented by the Supplemental Confirmation entered into between the parties as of the same date (the “Supplemental Confirmation” and, together with the Master Confirmation, the “Confirmation”), governing the accelerated share repurchase transaction entered into between the parties (the “Transaction”);

WHEREAS, Counterparty has requested to amend the terms of the Transaction as described herein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto agree to amend the Supplemental Confirmation as follows:

Section 1. Terms Used but Not Defined Herein. Terms used but not defined herein shall have the respective meanings given to them in the Confirmation.

Section 2. Amendments to the Supplemental Confirmation. The Supplemental Confirmation is hereby amended as follows:

(a)
Section 2 is hereby amended by deleting the definition of “Scheduled Termination Date” in its entirety and replacing it with the following:

“Scheduled Termination Date: April 1, 2022

(b)
Section 3 is hereby amended by deleting from the definition of “Calculation Dates” the following:

November 23, 2021

November 24, 2021

(c)
Section 3 is hereby further amended by inserting at the end of the table in the definition of “Calculation Dates” the following:

145	April 1, 2022

(d)
Section 3 is hereby further amended by deleting “March 31, 2022” from the paragraph following the table in the definition of “Calculation Dates” and replacing it with “April 1, 2022.”

Section 3. Representations and Warranties.

(a) Each party hereto re-makes, as of the date hereof, the representations and warranties contained in Section 3(a) of the Agreement as if such representations and warranties applied to this Amendment.

Exhibit 10.1

(b) Counterparty re-makes, as of the date hereof, the representations and warranties contained in Sections 6(b)(vi) and 8(a) of the Master Confirmation as if such representations and warranties applied to this Amendment.

Section 4. Effectiveness of this Amendment. This Amendment shall become effective upon execution by the parties hereto.

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law provisions.

Section 7. Effectiveness of the Confirmations. Except as amended hereby, all of the terms of the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

Exhibit 10.1

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date and year first above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Brett Chalmers
Authorized Signatory
Name: Brett Chalmers

ASHLAND GLOBAL HOLDINGS INC.
By:	/s William Whitaker
Authorized Signatory
Name: William Whitaker